10f-3 Transaction Report


     The following is a summary of all 10f-3 related transactions for the quarter ended December 31, 1999. Details of each transaction are on the following page.

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   Name of Stock                                  Price of                     Whom      Total Shares
                       Date of    Total Shares     Shares   Total $ Amount  Shares were   of Initial      Total Amount of
                      Purchase     Purchased     Purchased    Purchased     Purchased     Offering       Initial Offering
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                                 Wells Fargo Variable Trust Small Cap Fund
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Classic Communications 12/8/99       1,700        $25.00      $42,500.00   Goldman Sachs   8,250,000     $206,250,000.00
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     PFSWEB.INC        12/2/99        175         $17.00      $2,975.00    Hambrecht & Quis3,100,000      $52,700,000.00
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